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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 12 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: May 21, 2003


                          Commission File Number 1-6227



                          LEE ENTERPRISES, INCORPORATED
             (Exact name of Registrant as specified in its charter)


                Delaware                             42-0823980
        (State of Incorporation)         (I.R.S. Employer Identification No.)


                    215 N. Main Street, Davenport, Iowa 52801
                    (Address of Principal Executive Offices)


                                 (563) 383-2100
               Registrant's telephone number, including area code





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

Item 9.  Regulation FD Disclosure

See Item 12.  Results of Operations and Financial Condition

Item 12.  Results of Operations and Financial Condition

On May 20, 2003, Lee Enterprises, Incorporated ("the Company") reported its revenue for the month of April 2003, and is furnishing the related release under
Item 12. The following exhibits are included herein:

EXHIBIT 99.1  Monthly Revenue Release - April 2003



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        LEE ENTERPRISES, INCORPORATED



Date:  May 21, 2003                     /s/ Carl G. Schmidt
                                        ------------------------------------
                                        Carl G. Schmidt
                                        Vice President, Chief Financial Officer,
                                        and Treasurer

EXHIBIT 99.1  Monthly Revenue Release - April 2003

LEE ENTERPRISES
215 Main St.
Davenport, IA 52801-1924
www.lee.net


NEWS RELEASE

Lee Enterprises reports April same property revenue growth of 3.6%; 7.4% at new papers

DAVENPORT, Iowa (May 20, 2003) - Lee Enterprises, Incorporated (NYSE: LEE), reported today that same property publishing revenue(2) increased 3.6 percent in April compared with a year ago.

Excluding the effects of acquisitions and divestitures, total advertising revenue increased 2.4 percent. Retail advertising revenue increased 6.1 percent. Classified advertising revenue decreased 3.3 percent, with employment down 8.8 percent, automotive down 3.0 percent, real estate up 3.9 percent, other newspaper classified categories down 2.4 percent, and classified in alternative publications down 3.7 percent. National advertising revenue, a small category for Lee, decreased 0.3 percent. Circulation revenue declined 0.5 percent. Online revenue increased 30.6 percent.

Including the results of acquisitions and divestitures, total publishing revenue increased 8.2 percent on a reported basis.

At the 15 newspapers Lee acquired in their entirety in April 2002, revenue increased 7.4 percent(3). Publishing revenue of the former Howard newspapers increased 18.1 percent on a reported basis, due in part to the inclusion of Sioux City Newspapers (SCN) in revenue in the current year. Lee's purchase of Howard Publications in April 2002 included 15 daily newspapers and a 50 percent interest in SCN. Lee acquired the remaining 50 percent interest of SCN in July 2002.

"April marked our first anniversary with the former Howard newspapers, and we continue to be delighted with the results," said Mary Junck, chairman and chief executive officer. "As we said at the time, the basis for the acquisition was revenue growth, and the people at our new newspapers have proved that right. The strategies that have worked so well in the rest of Lee have yielded especially fine results at these new newspapers. We're emphasizing both revenue and unit growth in advertising, circulation and online."

She added: "We're particularly pleased with our continued success in building our circulation base. In the latest Audit Bureau of Circulations Fas-Fax report, our paid circulation climbed for the fourth six-month period in a row. For September-March, daily circulation grew 1.1 percent at Lee's older newspapers and 0.1 percent at our new ones, for combined growth of 0.7 percent. Sunday circulation dipped 0.1 percent at Lee's older newspapers but grew 0.9 percent at our new ones, for combined growth of 0.3 percent. With our circulation-building programs well in place at our new newspapers, we look for the growth to continue."

Lee Enterprises is based in Davenport, Iowa. Lee owns 38 daily newspapers and a joint interest in six others, along with associated online services. Lee also owns more than 175 weekly newspapers, shoppers and classified and specialty publications. Its stock is traded on the New York Stock Exchange under the symbol LEE. More information about Lee Enterprises is available at www.lee.net.

The monthly and year-to-date statistical information follows.

                             LEE ENTERPRISES, INCORPORATED
                            Revenue and Statistical Summary
                                      April 2003
                                      (Unaudited)

                                  PUBLISHING REVENUE

                                      April                     Year To Date
(Thousands)                 ---------------------------  ---------------------------
                               2003      2002       %       2003      2002       %
                            --------- --------- -------  --------- --------- -------
                              (1)(2)    (1)(2)              (2)        (2)
Advertising:
  Retail..................  $ 13,604  $ 12,821    6.1 %  $ 96,561  $ 93,309    3.5 %
  National................       785       787   (0.3)      5,721     5,942   (3.7)
  Classified:
    Daily newspapers:
      Employment..........     1,764     1,935   (8.8)     11,686    12,122   (3.6)
      Automotive..........     1,722     1,775   (3.0)     12,022    11,944    0.7
      Real estate.........     1,426     1,372    3.9       9,610     8,876    8.3
      All other...........     1,240     1,271   (2.4)      8,001     8,091   (1.1)
    Alternative
      publications........     1,595     1,656   (3.7)     11,598    11,289    2.7
                            --------- ---------          --------- ---------
    Total classified......     7,747     8,009   (3.3)     52,917    52,322    1.1
                            --------- ---------          --------- ---------
    Total advertising.....    22,136    21,617    2.4     155,199   151,573    2.4
Circulation...............     6,533     6,565   (0.5)     46,923    47,016   (0.2)
Online....................       772       591   30.6       4,943     3,628   36.2
Other.....................     5,053     4,528   11.6      33,624    31,804    5.7
                            --------- ---------          --------- ---------
    Total, Same property..    34,494    33,301    3.6     240,689   234,021    2.8
Acquired/divested
 properties:
  Acquisitions............    20,141    17,049   18.1     139,826    17,049     NM
  Divestitures............       --        141     NM         --      3,289     NM
                            --------- ---------          --------- ---------
Total acquired/divested
 properties...............    20,141    17,190   17.2     139,826    20,338     NM
                            --------- ---------          --------- ---------
    Total publishing
    revenue...............  $ 54,635  $ 50,491    8.2 %  $380,515  $254,359   49.6 %
                            ========= =========          ========= =========

                            DAILY NEWSPAPER ADVERTISING VOLUME

                                       April                     Year To Date
                              -------------------------    -------------------------
(Thousands of Inches)           2003      2002      %        2003      2002      %
                              -------   -------  ------    -------   -------  ------
                               (1)(2)    (1)(2)               (2)      (2)
Retail....................       476       467    1.9 %     3,533     3,512    0.6 %
National..................        25        27   (7.4)        170       199  (14.6)
Classified................       481       480    0.2       3,193     3,165    0.9
                              -------   -------            -------   -------
    Total, Same property..       982       974    0.8 %     6,896     6,876    0.3 %
                              =======   =======            =======   =======

Notes to Revenue and Statistical Summary:

(1) The month and year to date had one more Wednesday and one fewer Monday than the prior period.

(2) Beginning in March 2003, same property revenue excludes revenue of Madison Newspapers, Inc. (MNI), in order to comply with newly issued SEC regulations related to disclosure of non-GAAP financial measures. Lee owns 50% of the capital stock of MNI, which for financial reporting purposes is reported using the equity method of accounting.

(3) Same property revenue related to newspapers acquired from Howard Publications excludes revenue of Sioux City Newspapers (SCN). Lee owned 50% of the capital stock of SCN during the period from April through June 2002, which was accounted for using the equity method of accounting. Year to date same property revenue information is not meaningful due to the consummation of the acquisition at a date during the fiscal year. The following table reconciles Howard acquisition revenue on a same property basis to revenue as reported.

                                                                   April
                                                      -----------------------------
    (Thousands)                                         2003        2002        %

    Howard acquisition revenue..................      $18,305      $17,049     7.4%
    SCN.........................................        1,836          --       NM
                                                      --------     -------
    Total publishing revenue....................      $20,141      $17,049    18.1%
                                                      ========     =======

(4)  The Company's fiscal year ends on September 30.
(5) The Company disclaims responsibility for updating information beyond release date.


The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships and increased capital and other costs. The words "may," "will," "would," "could," "believes," "expects," "anticipates," "intends," "plans,"
"projects," "considers" and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100


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